Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-213306 on Form S-3 of our report dated March 27, 2017, relating to the consolidated financial statements and financial statement schedule of Cole Office & Industrial REIT (CCIT II), Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Cole Office & Industrial REIT (CCIT II), Inc. for the year ended December 31, 2016.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
March 27, 2017